GRIFFON CORPORATION ANNOUNCES OPERATING RESULTS
                 -----------------------------------------------

                      FOR THE THIRD QUARTER OF FISCAL 2006
                      ------------------------------------

     Jericho, New York, August 3, 2006 - Griffon Corporation (NYSE:GFF) today reported operating results for the third quarter of fiscal 2006. Net sales for the quarter ended June 30, 2006 increased to $429,071,000 up from $350,904,000 for the third quarter of fiscal 2005. Income before income taxes was $26,943,000 compared to $19,931,000 last year. Net income was $19,363,000 in the current quarter compared to $12,854,000 last year. Diluted earnings per share for the quarter was $.61 compared to $.41 in last year's third quarter. The improved results for the quarter were primarily attributable to the electronic information and communication systems segment, Telephonics.

     Telephonics reflected significantly higher sales and profits principally due to the contract with Syracuse Research Corporation. Telephonics has now received contracts in excess of $195,000,000. Approximately 70% of these awards are expected to be completed by September 30, 2006 and the fulfillment of the total award will be complete by the second quarter of fiscal 2007. Specialty plastic films' results were impacted by changes in the cost of resin; costs associated with bringing on new business; and the cost of relocating our business to our new facility in Brazil. Garage door segment results were generally consistent with the prior year. For the quarter, the segment experienced a more favorable product mix, somewhat offset by higher distribution and freight costs and advertising and marketing costs.

     Net sales for the nine months ended June 30, 2006 were $1,153,746,000 compared to $1,013,551,000 for the first nine months of fiscal 2005. Income before income taxes for the nine months was $49,204,000 compared to $43,587,000 last year. Net income was $33,347,000 compared to $26,190,000 for the first nine months of 2005. Diluted earnings per share for the nine months was $1.06 compared to $.84 last year.

     Cash flow from operations was $10.8 million for the quarter, of which $9 million was used to fund capital expenditures. Also, during the quarter $1.6 million was used to acquire approximately 63,000 shares of the company's common stock under its buyback program. Additional purchases will be made from time to time, depending on market conditions, at prices deemed appropriate by management or under a Rule 10b5-1 trading plan.

     Griffon Corporation -

     o is a leading manufacturer and marketer of residential, commercial and industrial garage doors sold to professional installing dealers and major home center retail chains;

     o installs and services specialty building products and systems, primarily garage doors, openers, fireplaces and cabinets, for new construction markets through a substantial network of operations located throughout the country;

     o is an international leader in the development and production of embossed and laminated specialty plastic films used in the baby diaper, feminine napkin, adult incontinent, surgical and patient care markets; and

     o develops and manufactures information and communication systems for government and commercial markets worldwide.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, results of integrating acquired businesses into existing operations, competitive factors and pricing pressures for resin and steel and capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.


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


                      GRIFFON CORPORATION AND SUBSIDIARIES
                      ------------------------------------
                              OPERATING HIGHLIGHTS
                                  (Unaudited)
                                 (IN THOUSANDS)

PRELIMINARY


                                                     For the Three Months Ended      For the Nine Months Ended
                                                              June 30,                        June 30,
                                                     ---------------------------     --------------------------
                                                        2006           2005             2006             2005
                                                     ----------     ---------        ----------      ----------
 Net sales:
   Garage Doors                                       $ 139,297     $ 137,440        $  403,711      $  383,321
   Installation Services                                 86,454        77,090           250,229         215,887
   Specialty Plastic Films                               97,246        90,607           279,288         276,472
   Electronic Information and Communication Systems     111,404        51,004           235,702         153,759
   Intersegment eliminations                             (5,330)       (5,237)          (15,184)        (15,888)
                                                      ---------     ---------        ----------      ----------
                                                      $ 429,071     $ 350,904        $1,153,746      $1,013,551
                                                      =========     =========        ==========      ==========
 Operating income:
   Garage Doors                                       $  10,324     $  10,686        $   27,531      $   22,084
   Installation Services                                  2,203         2,583             6,217           5,159
   Specialty Plastic Films                                8,137         6,040            15,411          20,858
   Electronic Information and Communication Systems      12,670         2,830            20,388           8,751
                                                      ---------     ---------        ----------      ----------
     Segment operating income                            33,334        22,139            69,547          56,852
 Unallocated amounts                                     (4,242)       (4,721)          (13,959)        (12,768)
 Interest and other, net                                 (2,149)        2,513            (6,384)           (497)
                                                      ---------     ---------        ----------      ----------
   Income before income taxes                         $  26,943     $  19,931        $   49,204      $   43,587
                                                      =========     =========        ==========      ==========



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

                      GRIFFON CORPORATION AND SUBSIDIARIES
                      ------------------------------------
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


PRELIMINARY


                                                             FOR THE THREE MONTHS ENDED
                                                                      JUNE 30,
                                                        ----------------------------------
                                                            2006                   2005
                                                        -----------            -----------

 Net sales                                              $   429,071            $   350,904
 Cost of sales                                              320,793                259,312
                                                        -----------            -----------
    Gross profit                                            108,278                 91,592

 Selling, general and administrative expenses                80,341                 73,586
                                                        -----------            -----------
    Income from operations                                   27,937                 18,006
                                                        -----------            -----------
 Other income (expense):
    Interest expense                                         (2,572)                (1,603)
    Interest income                                             423                    372
    Other, net                                                1,155                  3,156(1)
                                                        -----------            -----------
                                                               (994)                 1,925
                                                        -----------            -----------
    Income  before income taxes                              26,943                 19,931
                                                        -----------            -----------
 Provision for income taxes (2):
    Federal                                                   6,698                  2,367
    State and foreign                                           882                  3,288
                                                        -----------            -----------
                                                              7,580                  5,655
                                                        -----------            -----------
    Income before minority interest                          19,363                 14,276
 Minority interest                                                -                 (1,422)
                                                        -----------            -----------
    Net income                                          $    19,363           $     12,854
                                                        ===========           ============
 Basic earnings per share of common stock                     $ .65                  $ .43
                                                        ===========           ============
 Diluted earnings per share of common stock                   $ .61                  $ .41
                                                        ===========           ============
 Weighted average number of shares outstanding:
      Basic                                              29,896,000             30,241,000
                                                        ===========           ============
      Diluted                                            31,718,000             31,410,000
                                                        ===========           ============


  (1) Includes gain of $3.7 million on sale of land and building.

  (2) Includes a reduced provision as a result of the resolution of various income tax matters.


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

                      GRIFFON CORPORATION AND SUBSIDIARIES
                      ------------------------------------
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


PRELIMINARY


                                                       FOR THE NINE MONTHS ENDED
                                                                JUNE 30,
                                                   ----------------------------
                                                      2006              2005
                                                   -----------      -----------
 Net sales                                         $ 1,153,746      $ 1,013,551
 Cost of sales                                         866,046          756,347
                                                   -----------      -----------
    Gross profit                                       287,700          257,204

 Selling, general and administrative expenses          234,275          213,761
                                                   -----------      -----------
    Income from operations                              53,425           43,443
                                                   -----------      -----------
 Other income (expense):
    Interest expense                                    (7,715)          (5,768)
    Interest income                                      1,331            1,527
    Other, net                                           2,163            4,385(1)
                                                   -----------      -----------
                                                        (4,221)             144
                                                   -----------      -----------
    Income before income taxes                          49,204           43,587
                                                   -----------      -----------

 Provision for income taxes (2):
    Federal                                             11,127            5,384
    State and foreign                                    4,730            7,598
                                                   -----------      -----------
                                                        15,857           12,982
                                                   -----------      -----------
    Income before minority interest                     33,347           30,605

 Minority interest                                           -           (4,415)
                                                   -----------      -----------
    Net income                                     $    33,347      $    26,190
                                                   ===========      ===========

 Basic earnings per share of common stock          $      1.11      $       .88
                                                   ===========      ===========
 Diluted earnings per share of common stock        $      1.06      $       .84
                                                   ===========      ===========

 Weighted average number of shares outstanding:
      Basic                                         29,992,000       29,625,000
                                                   ===========      ===========
      Diluted                                       31,441,000       31,251,000
                                                   ===========      ===========


  (1) Includes gain of $3.7 million on sale of land and building.

  (2) Includes a reduced provision as a result of the resolution of various income tax matters.


                      GRIFFON CORPORATION AND SUBSIDIARIES
                      ------------------------------------
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


PRELIMINARY                                               JUNE 30,       SEPTEMBER 30,
                                                            2006             2005
                                                         ----------     -------------
ASSETS
------

Current Assets:
 Cash and cash equivalents                               $   32,101     $     60,663
 Accounts receivable, net                                   204,249          189,904
 Contract costs and recognized income not yet billed         54,503           43,065
 Inventories                                                174,560          148,350
 Prepaid expenses and other current assets                   45,609           41,227
                                                         ----------     ------------
  Total current assets                                      511,022          483,209

Property, plant and equipment, at cost less
 depreciation and amortization                              221,805          216,900
Goodwill                                                     99,950           96,098
Intangible and other assets                                  58,059           55,220
                                                         ----------     ------------
                                                         $  890,836     $    851,427
                                                         ==========     ============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Current Liabilities:
  Notes payable and current portion of long-term debt    $    8,324     $     16,625
  Accounts payable                                          111,695           91,970
  Accrued liabilities                                        76,616           78,849
  Income taxes                                               19,534           22,599
                                                         ----------     ------------
    Total current liabilities                               216,169          210,043
Long-term debt:
  Convertible subordinated notes                            130,000          130,000
  Other                                                      69,441           66,540
Other liabilities and deferred credits                       82,579           82,890
Shareholders' equity                                        392,647          361,954
                                                         ----------     ------------
                                                         $  890,836     $    851,427
                                                         ==========     ============


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

                      GRIFFON CORPORATION AND SUBSIDIARIES
                      ------------------------------------
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


PRELIMINARY


                                                                                For the Nine Months Ended
                                                                                          June 30,
                                                                                -------------------------
                                                                                  2006             2005
                                                                                --------         --------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                                     $ 33,347         $ 26,190
                                                                                --------         --------
    Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                               25,778           23,789
      Gain on sale of land and building                                                -           (3,744)
      Minority interest                                                                -            4,415
      Provision for losses on accounts receivable                                  1,435              804
      Change in assets and liabilities:
        Increase  in accounts receivable and contract
          costs and recognized income not yet billed                             (25,981)          (1,984)
        Increase in inventories                                                  (24,771)          (1,545)
        (Increase) decrease in prepaid expenses and other assets                     (19)             482
        Increase (decrease) in accounts payable, accrued liabilities
          and income taxes                                                         8,394           (7,639)
        Other changes, net                                                         1,122            5,361
                                                                                --------         --------
    Total adjustments                                                            (14,042)          19,939
                                                                                --------         --------
         Net cash provided by operating activities                                19,305           46,129
                                                                                --------         --------

 CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property, plant and equipment                                    (22,408)         (31,994)
 Proceeds from sale of land and building                                               -            6,931
 Acquisition of minority interest in subsidiary                                   (1,304)          (3,883)
 Acquired businesses                                                                   -           (9,577)
 (Increase) decrease in equipment lease deposits                                  (5,353)           3,293
                                                                                --------         --------
         Net cash used in investing activities                                   (29,065)         (35,230)
                                                                                --------         --------

 CASH FLOWS FROM FINANCING ACTIVITIES:
 Purchase of shares for treasury                                                 (17,218)         (14,552)
 Proceeds from borrowings under long-term debt arrangements                       63,000            7,778
 Payments of long-term debt                                                      (68,455)         (20,853)
 Increase (decrease) in short-term borrowings                                       (446)             276
 Distributions to minority interests                                                (354)          (1,362)
 Exercise of stock options                                                         2,060           18,928
 Tax benefit from exercise of stock options                                        2,386                -
 Other, net                                                                         (363)               -
                                                                                --------         --------
         Net cash used in financing activities                                   (19,390)          (9,785)
                                                                                --------         --------

 Effect of exchange rate changes on cash and cash equivalents                        588             (680)
                                                                                --------         --------

 NET  INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                           (28,562)             434
 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                 60,663           88,047
                                                                                --------         --------
 CASH AND CASH EQUIVALENTS AT END OF PERIOD                                     $ 32,101         $ 88,481
                                                                                ========         ========
